UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Glucotrack, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Proxy Statement for

Adjourned Special Meeting of Stockholders

to be held November 7, 2025

This supplement, dated October 31, 2025, supplements the definitive proxy statement (the “Proxy Statement”) of Glucotrack, Inc. filed with the Securities and Exchange Commission on October 3, 2025 relating to the Company’s Special Meeting of Stockholders (the “Special Meeting”) previously scheduled to be held on October 31, 2025, at https://www.virtualshareholdermeeting.com/GCTK2025M2 at 12:00 p.m. (Eastern Time). The Special Meeting was called to order at 12:00 p.m. (Eastern Time), on Friday, October 31, 2025 and then adjourned.

Notice is hereby given that the Special Meeting has been adjourned and will reconvene at 12:00 p.m. (Eastern Time) on Friday, November 7, 2025. The Special Meeting will be held at https://www.virtualshareholdermeeting.com/GCTK2025M2. No changes have been made to the record date or the proposals to be brought before the Special Meeting, which are presented in the Proxy Statement. Stockholders of record at the close of business on September 23, 2025 who have not yet voted are encouraged to vote by 11:59 p.m. (Eastern Time) on November 6, 2025, are entitled to vote at the Special Meeting to be held on November 7, 2025, and may participate in the meeting using the control number included in the previously-distributed proxy materials.